Form C

Cover Page

Name of issuer:

SST-Technologies LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: NM

Date of organization: 1/17/2007

Physical address of issuer:

108 CANYON VIEW COURT NE
Albuquerque NM 87123

Website of issuer:

http://www.anywherefridge.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one unit as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$107,000.00

Deadline to reach the target offering amount:

12/14/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

3

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$119.29	$144.29
Cash & Cash Equivalents:	$119.29	$144.29
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$32,275.00	$22,195.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$600.00
Cost of Goods Sold:	$2,610.00	$13,276.50
Taxes Paid:	$0.00	$0.00
Net Income:	($5,015.00)	($23,628.28)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

SST-Technologies LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Spencer Trotter	Founder/CEO	SST-Technologies LLC	2007

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Spencer Trotter	President	2007
Spencer Trotter	CEO	2007

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Spencer Trotter	1000000.0 Common Units	100.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

An investment in the Company (also referred to as "we", "us", "our", or "Company") involves a high degree of risk and should only be considered by those who can afford the loss of their entire investment. Furthermore, the purchase of any of the Company's Membership Interest or Non-Member Interest units should only be undertaken by persons whose financial resources are sufficient to enable them to indefinitely retain an illiquid investment. Each investor in the Company should consider all of the information provided to such potential investor regarding the Company as well as the following risk factors, in addition to the other information listed in the Company's Form C. The following risk factors are not intended, and shall not be deemed to be, a complete description of the commercial and other risks inherent in the investment in the Company

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

Our future success depends on the efforts of a small management team, namely our founder and CEO. The loss of his service may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

We estimate that we will require at least $1 million to commence commercial production of the Anywhere Fridge. We believe that we will be able to finance the commercial production of the Anywhere Fridge through pre-payment for orders. If we are unable to do so we may need to raise money from bank loans, future sales of securities or some combination thereof.

There can be no assurance that the company will meet these projections. There can be no assurance that the company and you will make any money. If there is sufficient demand for the Anywhere Fridge product, people think it is a better option than the competition and that the Anywhere Fridge has priced the services at a level that allows the company to make a profit and it still attract business, there is a possibility, not a guarantee, that the company will make a profit.

It is possible that there may never be an operational product produced at a large enough scale or that the product may never be used to engage in transactions sufficient to sustain the company. It is possible that the failure to release the Anywhere Fridge product is the result of a change in business model upon the company's making a determination that the business model, or some other factor, will not be in the best interest of company and its shareholders.

We are reliant on one main type of product. All of our current products are variants on one type of product. Our revenues are therefore dependent upon the market for the Anywhere Fridge. Market effects at the time of the product launch or soon after may occur at a time when market forces are against the success of the company.

You are trusting in management discretion. You are purchasing the right to purchase future non-member interests as a minority holder, which hold no voting-rights, and therefore must trust the management of the company. This requires that you trust the Managing Member(s) to make good business decisions that will grow your investment.

The Company has campaigned on a different crowdfunding platform that has allowed the raising of additional capital. However, from this campaign there remains a total amount of 600 units of the Anywhere Fridge remaining to be filled. Completion of theses outstanding orders will currently cost an estimated $270,000, approximately. There can be no assurances as to when, if ever, the Company may satisfactorily complete filling these orders on time or within this current budget at any time in the future life of the Company.

We rely heavily on our technology and intellectual property, but we may be unable to adequately or cost-effectively protect or enforce our intellectual property rights, thereby weakening our competitive position and increasing operating costs.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: UL safety certification -- $5,000

Beta testing of product -- $5,000

App development -- $7,500

Down payment (total cost $200,000) to begin final mass production prototype -- $30,000

Wefunder intermediary fee -- $2,500

If we raise: **$107,000**

Use of Proceeds: UL safety certification -- $5,000

Beta testing of product -- $5,000

App development -- $7,150

Down payment (total cost $200,000) to begin final mass production prototype, and beginning of production -- $65,500

Wefunder intermediary fee -- $5,350

Legal fees to include patent continuation -- $19,000

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see
Appendix B, Investor Contracts

The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **units** in the Company ("**Units**"), when and if the Company sponsors an equity offering that involves **Units**, on the standard terms offered to other Investors.

Conversion to Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Units**, **Investors will receive a number of Units** calculated using the method that results in the greater number of **Units**:

- (i) the total value of the Investor's investment, divided by (a) the price of Units issued to new Investors multiplied by (b) the discount rate, or

- (ii) if the valuation for the company is more than **$2.5 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

- (iii) for investors up to the first $50,000 of the securities, investors will receive a valuation cap of $2.5 million and a discount rate of 70%

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **units** outstanding at the time, not including any SAFEs or convertible notes, plus any **units** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive **Units** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors do not have voting rights. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Units at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Units** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Units**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or

- (ii) **units** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding **Units**, but excluding any **units** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Units and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Units** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **units**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company.
If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Units**, the Company will pay first the other holders of existing **Units**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's management, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument may be amended, waived or modified as follows:

(i) if the Investor **is not** a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor **is** a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor **is** or **is not** a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of Valuation Cap.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Units	1,000,000	1,000,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

Investors in the SAFE will be receiving preferred units, which do not have voting rights but do have liquidation preferences over common units. The preferred units have not yet been authorized.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of units. As discussed in Question 13, when we engage in an offering of equity interests involving Units, Investors may receive a number of Units calculated as either (i) the total value of the Investor's investment, divided by the price of the Unit being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the Units that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our management. Among the factors we may consider in determining the price of Units are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our units that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing - market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and

the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	Spencer Trotter
Issue date	01/01/16
Amount	$32,275.00
Outstanding principal plus interest	$32,275.00 as of 06/21/18
Interest rate	0.0% per annum
Current with payments	Yes

This is a related party loan between the founder of the company Spencer Trotter and SST-Technologies LLC. Trotter has been contributing capital to the company since 2016, totaling $32,275 as of June 2018. Although Trotter expects to be repaid as the business becomes profitable, there are no formal terms associated with this loan.

None

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
		No exempt offerings.		

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Spencer Trotter
Amount Invested	$32,275.00
Transaction type	Loan
Issue date	01/01/16
Outstanding principal plus interest	$32,275.00 as of 06/21/18
Interest rate	0.0% per annum
Outstanding	Yes
Current with payments	Yes
Relationship	CEO

This is a related party loan between the founder of the company Spencer Trotter and SST-Technologies LLC. Trotter has been contributing capital to the company since 2016, totaling $32,275 as of June 2018. Although Trotter expects to be repaid as the business becomes profitable, there are no formal terms associated with this loan.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

In our world, there are many remote locations that do not have access to refrigeration/freezing capabilities and we understand that having access to refrigeration is a luxury, one of our goals by 2022 is to see that change. We also would like to make our products available to people that are in need and undergo things such as natural disasters, as well as third world rural areas. With the AnywhereFridge your food/medication won't go bad in cases of natural disasters etc.

We hope to be able to have changed the way refrigeration/freeze capabilities is offered and to help those in need who otherwise wouldn't have access to refrigeration and or power in remote areas all over the world.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

SST-Technologies LLC was incorporated in the State of New Mexico in January 2007.

Since then, we have:

- Successfully raised over $160,000 via crowdfunding.
- Successfully designed & engineered a working prototype & established connections for overseas manufacturing partners for tooling/sourcing.
- Produced a marketing commercial/video and did multiple interviews on TV with my Prototype on my cool inventions KRQE 13 news etc.
- Full Design Patent in the US, Pending Utility Patent in the US & Pending both Utility & Design Patents International. Registered Trademarks. Patent is owned by the founder, Spencer Trotter.

Historical Results of Operations

- *Revenues & Gross Margin*. For the period ended December 31, 2017, the Company had revenues of $0 compared to the year ended December 31, 2016, when the Company had revenues of $600.
- *Assets*. As of December 31, 2017, the Company had total assets of $119.29, including $119.29 in cash. As of December 31, 2016, the Company had $144.29 in total assets, including $144.29 in cash.
- *Net Loss*. The Company has had net losses of $5,015 and net losses of $23,628.28 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.
- *Liabilities*. The Company's liabilities totaled $32,275 for the fiscal year ended December 31, 2017 and $22,195 for the fiscal year ended December 31, 2016.

Liquidity & Capital Resources

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 3 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 3 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

SST-Technologies LLC cash in hand is $55, as of June 2018. Over the last three months, revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $0/month, for an average burn rate of $0 per month. The company has paused recent operations as we focus on raising funding to produce the units. Our intent is to be profitable in 18 months.

We are a start up company that needs to raise additional capital to begin mass production of our units. All revenues generated by the business to date have been done through pre-orders to assist with the final prototype, but were not enough to cover mass production. The funds from our initial capital raises were used for research and development, as well as the production of our first prototype.

We hope to produce and sell 6,375 units in the first year based on the high demand we had running our initial Indiegogo campaign in 2014. The wholesale price per unit is about $450, and need to be ordered in bulk. The proceeds of this offering will be used to complete our second prototype (total cost $200,000). After this offering we expect our expenses to rise as we staff up our team, and complete the prototype and begin mass production of the product (up to 2.9mil after production of first 6,375 units). We plan to raise the remainder of the funds either through an expanded Wefunder campaign, or through contributed capital from the founder. The founder has contributed funds to the business and will continue to do so if necessary, but is not able to fund the completion of the prototype and production in full.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

I, Spencer Trotter, certify that:

(1) the financial statements of SST-Technologies LLC included in this Form are true and complete in all material respects ; and

(2) the tax return information of SST-Technologies LLC included in this Form reflects accurately the information reported on the tax return for SST-Technologies LLC filed for the fiscal year ended 2017.

Spencer Trotter
Founder/CEO

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities? ☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.anywherefridge.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Early Bird SAFE (Simple Agreement for Future Equity)
SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Spencer Trotter

Appendix E: Supporting Documents

Signed_SST_Operating_Agreement_dated.pdf


UV lights will keep it sanitized

INVEST IN SST-TECHNOLOGIES LLC

SST- Technologies LLC changes the way refrigeration/freezing capabilities is offered to the world.

$0
raised of $50K goal

$250 min INVEST
by Wefunder Portal LLC

Future Equity (SAFE)
$2.5M valuation cap
A SAFE gives you the right to future shares in SST-Technologies LLC. If you invest, you're betting the company will be worth more than $2.5M in the future.
INVEST $25K FOR PRO RATA RIGHTS.

EARLY BIRD BONUS: $2.5M Valuation Cap & 30% Discount
Investors who fund up to the first $50K of this fundraise will invest in a SAFE with a $2.5M valuation cap & 30% discount.

INVESTOR PERKS

$250+	Receives a $300 voucher towards an AnywhereFridge unit or any other current and/or future products
$500+	Receives a $600 voucher towards an AnywhereFridge unit or any other current and/or future products
$1,000+	Collapsible AnywhereFridge
$2,500+	Collapsible AnywhereFridge, AnywhereFridge Water Bottle and Back Pack. Free Shipping
$5,000+	Dinner with founder in Scottsdale Arizona (flight and stay not included) + all $2500 level perks
$10,000+	Quarterly investor update calls + all $5000 level perks
$25,000+	Join us on a factory tour in China (flight and stay not included) + all $10,000 level perks
$50,000+	Join us on a factory tour in China (flight and stay included) + all $10,000 level perks

In our world, there are many remote locations that do not have access to refrigeration/freezing capabilities, and we understand that having access to refrigeration is a luxury. One of our goals by 2022 is to see that change. We want to make our products available to people that are in need, living in third world rural areas, or experiencing natural disasters. With the AnywhereFridge your food/medication won't go bad in cases of natural disasters, etc.



Spencer Trotter
CEO/FOUNDER, SST-TECHNOLOGIES LLC

OUR AMBITION

We hope to be able to have changed the way refrigeration/freeze capabilities is offered and to help those in need who otherwise wouldn't have access to refrigeration and/or power in remote areas all over the world.

KEY FACTS

- Full Design Patent in the US, Pending Utility Patent in the US & Pending both Utility & Design Patents International. Registered Trademarks.
- Successfully designed & engineered a working prototype & established connections for overseas manufacturing partners for tooling/sourcing.
- Produced a marketing commercial/video and did multiple interviews on TV with my Prototype on my cool inventions KRQE 13 news etc.
- Successfully raised over $160,000 via crowdfunding.

DOCUMENTS

SST_deck_show.pdf

anywherefridge.com

TECH HARDWARE RETAIL COMMUNITY RECREATION SUSTAINABILITY FIN TECH ELECTRONICS RECREATION TRAVEL ENERGY SOCIAL

Why I Like SST-Technologies LLC

"This is the coolest Invention that i have ever seen in a very long time! its like rare that you see something this freaking COOL!!!! way to go! This thing is not even a cooler. it's literally a portable refrigerator that's solar powered and way better in every way.Now i can keep my beer cold out here at the beach in Florida. :)"

Ryan
BACKER

THE BUZZ ABOUT SST-TECHNOLOGIES LLC

"Awesome product, I really love the concept! It has everything one could need."

Petra

backer

"Just what I've been looking for!!!"

Modiver

Backer

"Looks like the perfect solution for all sorts of trips to the beach, for camping, and more importantly, for those of us who live in hurricane-prone areas like South Florida where we can lose electricity for days at a time, it could be a life saver! Brilliant design and one that will be a great help to those around the world who have no electricity to begin with!"

Elaine

Backer

"I am a midwife living in Arizona. This is a perfect solution for keeping some of my equipment, medicines, medical supplies and samples cold in my car – love the fact that you can put the solar panels in the window!"

Alicia

Backer

ENGINEERING.COM

Anywhere Fridge: Portable, collapsible and solar powered

A new refrigerator unit is solar powered and portable for long term cooling needs.

May 26, 2018 @ engineering.com

THE SURGE

May 26, 2018 @ thesurge.com

odditymall

Anywhere Fridge: Collapsible Solar Powered Refrigerator

The Anywhere Fridge is a mobile refrigerator that is powered using solar panels, fully collapsible to haul around anywhere, and completely weather resistant. Perfect for picnics at the park to keep your food fresh, keeping your brewskies chilled while listening to

May 26, 2018 @ odditymall.com

Future EnTech

Anywhere Fridge Energized by the Sun and Perfect for all Outdoor Events!

There's a global scramble to drive down emissions of carbon dioxide across the various sectors around the world. The use of renewable energy sources is nothing new and vastly applied to propel the things in our life. One such Innovative green product, a solar-

May 26, 2018 @ futureentech.com

BBB ACCREDITED BUSINESS

BBB Business Profile | SST-Technologies LLC

BBB Accredited Business. Albuquerque provides Inventor in Albuquerque, NM. View full profile.

May 26, 2018 @ bbb.org

TRENDHUNTER TECH

Compact Collapsible Refrigerators : anywhere fridge

anywhere fridge - A step up from the portable cooler, the Anywhere Fridge allows you to keep your food refrigerated wherever you go. Currently being crowdfunded as a...

May 26, 2018 @ trendhunter.com

YouTube

May 26, 2018 @ youtube.com

Why This Portable Fridge Is a Camping Game Changer

Sorry, we couldn't find anything 😕 Looking for sweet cookie recipes, the latest fashion trends and inspo, or a way to up your calligraphy game? We'll help you find something amazing Packing for camping trips and tailgating is no picnic. What food can you take

May 26, 2018 @ brit.co

The 'Anywhere Fridge': Solar Powered Refrigerator That You Can Take Camping

There's a global scramble to drive down emissions of carbon dioxide across the various sectors around the world. The use of renewable energy sources is nothing new to the field of science and technology, and we could possibly have a new innovative product that's

January 5, 2017 @ sanvada.com

Local inventor shares portable fridge

It's solar powered, self-sustaining and you can take it anywhere.

December 20, 2016 @ krqe.com

Anywhere Fridge

KASA FOX 2 TV interview! To pre-order an Anywhere Fridge go to www.anywherefridge.com

August 30, 2014 @ youtube.com

The Solar-Powered, Portable Anywhere-Fridge Nixes The Need For Ice (video)

With summer here, it's time to hit the beach, pool and the great outdoors for some fun in the sun! While you're out, you'll probably need an ice chest to keep your beverages cool and your picnic food nice and fresh.

July 1, 2014 @ gadgetreview.com



Anywhere Fridge: Portable Solar Fridge

More gadgets like this: here Solar coolers are nothing new. We have seen a few good ones in the past. Anywhere Fridge happens to be a portable and collapsible solar freezer and warmer. It keeps your foods and drinks cold outdoors. You can charge it via a standard

February 28, 2014 @ gadgetify.com

Who Said You Need Ice to Stay Cool?

Invest in SST Technologies


ANYWHERE FRIDGE
ANYWHERE FRIDGE

The Anywhere-Fridge ushers in a revolution of quality, portability and sustainable refrigeration. It liberates the convenience of industrial refrigeration from the limitations of your home. It runs off of detachable solar panels which charge the builtin lithium-ion battery. On one complete charge, it can sustain functional ability for a full night.

We want to give consumers the freedom to bring a fully functional refrigerator with them wherever they go and whenever they need it. The Anywhere-Fridge gives you cooling no matter the location or amenities available, whether you're camping, tailgating or living without power for days. The Anywhere-Fridge is equipped to perform like an industrial-strength refrigerator while being portable and accommodating. It's perfect for the outdoorsman, the frugal minded and the utilitarian.





The Anywhere-Fridge can also be used for emergency situations such as natural disasters and power outages. It's especially useful in rural areas, remote places and for people who otherwise would not have access to power or refrigeration.

We achieved our vision through innovative design, quality components and imagination, replacing the traditional cooler and bringing a whole new meaning to convenience. The Anywhere-Fridge incorporates multiple options for powering its battery. It can charge itself from any standard outlet or the power from your car. It has a built-in solar panel to charge its lithium-ion smart battery. The Anywhere-Fridge enables to use it to its maximum potential.





"My name is Spencer Trotter, the inventor of the Anywhere-Fridge.

As a thirteen-year-old, I recognized the need for this product. In order to assist my family monetarily, I began selling heat-sensitive products from a cooler. Unfortunately, after hours of repeatedly opening my cooler's lid, the internal temperature of my cooler became inconsistent which compromised my merchandise. During this ordeal, I envisioned a portable, functional, refrigerator that would maintain powered refrigeration without a dedicated energy source.

With the advent of solar technologies, my vision has now become possible. The Anywhere-Fridge offers a stable environment to store temperature sensitive items for significant periods of time without being tethered to an outlet.

I have considered consistency, portability, and utility in my design of Anywhere-Fridge; I envision these characteristics being most useful and necessary for the success of this product.

Here is where the AnywhereFridge was born."

- Spencer Trotter SST Technologies Founder/CEO

The AnywhereFridge has a full Design Patent in the United States, owned by the founder.

Pending Utility Patent in the United States.

Pending both Utility and Design International Patents.

Registered Trademarks.



Simple and Impressive. We Are Using Solar Technology that Offers a Sleek Black Look with No Grid Lines.

Our mission is to provide unlimited, portable solar-powered refrigeration to everyone, especially people in rural areas and remote places who otherwise would not have access to power and/or refrigeration. Our goal is to provide unlimited refrigeration worldwide by 2022.

Solving the Problem of Refrigeration

Our team has been dedicated to solving the problem of not having a reliable source of refrigeration. The product we are in the process of developing is the Anywhere Fridge. Every year people from all over the world experience power outages from heat & natural disasters. Per Independent US News and CBS News, $306 billion dollars were spent in 2017 on Natural Disasters in America. One of the most costly in history per CBS News. Billions of dollars in food and vital medical supplies are included in those costs. We believe something as unique as our solar powered, portable refrigerator/freezer can assist in bringing down those costs. For organizations and government entities throughout the world, it is problematic when there is no way to keep vaccines and food at a desired temperature to aid those in critical need. It is vital that vaccines maintain a specific temperature while being injected to ensure its full effects. Our team has been committed to solving this problem through the Anywhere Fridge.

Equity crowdfunding is the next step in our process to bring this product to mass production and onto the market.

https://www.independent.co.uk/news/world/americas/natural-disasters-us-damage-cost-money-2017-a8148771.html

https://www.cbsnews.com/news/us-record-306-billion-natural-disasters-last-year-hurricanes-wilidfires/

Design Hard at Work






Anti-reflective coating produces more energy and compliments.

The Anywhere-Fridge







High-efficiency solar panels that slide out to increase the power to 135-Watts



SLIDE OUT SOLAR PANELS FOR EXTRA POWER!






OUTDOORS
ATVs
ANYWHERE!


UV lights will keep it sanitized


ILLUMINATES AT NIGHT




Camping



What Makes My Product Different

There is the only one company that comes close to what SST. Technologies-LLC has to offer EXCEPT the Anywhere-Fridge is completely portable and light weight so you have the ease to transport anywhere, anytime without needing any additional people to help you do so. The Anywhere-fridge is fully collapsible.

Our competitors' prices range from $699.00 to over $3995.00.

Competitor Comparison

Leave it by the pool all year long. It's completely weather resistant and acts as a solar powered generator to charge your devices while at the same time being a refrigerator/freezer!




No more messy ice chests or heavy-bulky coolers to lug around, save time by not having to rush back home to put your groceries away anymore!
No more messy ice chests!



Designed for Quality and Reliability



The Anywhere-Fridge comes with a full miniature hermetic compressor with integrated control electronic voltage protection. It is also adjustable for consumer or starter battery by means of slide switch Electronic fuse/automatic reverses pole protection.

· Full-Range Thermostat: The full range digital thermostat that is adjustable from -4° to 50° F.

· Fast Freeze Function: This refridgerator/freezer's compartment freezes down to -4° Fahrenheit in a matter of minutes.

· Dual Purpose: This portable refrigerator/freezer allows you to chill or freeze or keep your goods warm while traveling.

· AC and DC Adapter and solar power included: the Anywhere Fridge may be powered via AC or DC power or by the solar panel that charges the lithium-ion smart battery. Cables are also included.

. Built-in UV light that automatically illuminate at night and destroy 99.9% of germs so it's always sanitized.

· Insulated reinforced PVC walls: Insulated PVC walls keep your goods cold long after electrical power is gone

. The Anywhere Fridge is 24 x 20 in length and width and 12 inches in height and collapses down to 6 inches.

. The Anywhere Fridge resistance factor for the installation in the walls is as follows: 7- (R) better than the standard witch is (6)- R

. The compressor unit automatically shuts off when collapsed while still being able to plug your phone or laptop into the Anywhere Fridge to charge

· Solar power portable collapsible freezer-refrigerator

· 85 quart storage capacity

· Easy-to-read digital LED temperature control panel

· AC and DC power adapters included for household or vehicle use





· Compressor-based cooling for fast freezing function

· Insulated lid with integrated solar / slide out panels

· Retractable handle with wheels for easy transport

· Rounded edges for added safety

· Durable, rugged sleek design

· Built-in slide out solar cells that charges the ion-lithium smart battery for night usage

. High-efficiency solar panels provide 135-watts to run and charge the 104-watt refrigeration unit all day and charge it for night usage

. Built-in smart battery that last all night for up to 12hr

· Fast freeze function rapidly cools unit to -4° F

· Temperature range: -4° F to 50° F

· AC power lead with 8' detachable power cord included

· DC power lead with 8' detachable power cord included

. 2 Built-in USB and 1-AC charging ports with a input for car or house usage

· Input voltage:220V AC / 12/24 V DC / 60Hz

· Power: 60 W / 1 A

· Weight: from 38 lbs.

Market and Industry

There are many products currently in the market that have the ability to preserve ice. There are also mini and electric portable refrigerators/freezers. However, considering that these options are either not truly portable (being limited by a wire), or cannot maintain a specific desired temperature that is needed in most cases. Coolers use ice that cannot be transported without melting; even if the ice did not melt, it is not a reliable resource to keep things cold ongoing at a desired set temperature. Portable refrigerators/freezers are limited to an AC/DC power source that is bulky and difficult to move from place to place; therefore, limiting where it can be used.

The Anywhere-Fridge (AF) is our proposed solution in solving an array of problems in relation to the lack of portable refrigeration. The applications of how and where this product can be used are endless. The Anywhere-Fridge is a portable, self-sustaining, solar-powered, collapsible refrigerator/ freezer that can go anywhere!

January 2007

SST. Technologies-LLC

Company was formed.

2008

Research and Development

We had to evaluate if the Anywhere Fridge (AF) could even realistically work without compromising the ingenuity and design. During that timeline, our research in the development of the AF was extensive.

2011


Collapsed
Uncollapsed
Collapsed
Uncollapsed

Constructed and Fabricated Demo and Working Prototype

Personally constructed the first Anywhere Fridge into design.

2013

Your Company Raises on Indiegogo!

$170,000 raised by 621 backers.

2014



Tooling and Sourcing Overseas

Initiated SST. Technologies-LLC with our manufacturer in China for the Anywhere Fridge production. Started working on the prototype.

2016

Marketing and Advertisement and Website Creation

Website finalized and launched: www.anywherefridge.com

2017



Production Prototype and Production Model

Producton protoype and production model finalized for mass production.

2018

Launch on Wefunder!

We launched on Wefunder to raise $1 million.

Market Traction

Market Comparison	Anywherefridge Portable solar powered Refrigerator/Freezer85 quart storage capacity	Whynter FM-62DZ Dual Zone Portable Refrigerator/Freezer, 62 Quart	Dometic CDF-11 Smallest Portable Freezer/Refrigerator	ARB Fridge Freezer-50 Quart	Edgestar 80 QT Portable Fridge/freezer - Grey 83 qts	Engel MR040 Portable (40qt)	Engel MT45F-U1 Dual Voltage Portable Fridge/Freezer 43 Qt.	Dometic WAECO CF-035AC110 Coolmatic 33 QT Touch Control Refrigerator and Freezer	Whynter FM-45G 45-Quart Portable Refrigerator/Freezer, Platinum
Features	*220V AC / 12/24 V DC / 60Hz Power cords included. 2 USB and 1 AC charging port. High-efficiency solar panels*	Premium quality and innovative design to meet your frozen and refrigerated needs	Three stage battery monitor	Can maintain an interior temperature of 0 degrees for true in-vehicle refrigeration and freezing	Storage for both fridge and freezer foods for added convenience	AC/DC 12 Volt fridge-freezer. Power consumption: 0.7 - 2.5 Amps	Portable 12/24V DC - 110V/120V AC fridge-freezer - With Both AC and DC Cords Included.	12/24 volt DC and 110 volts AC	Capacity: 45 Quarts or 60 Cans (12FL oz)
	Built-in UV light that automatically illuminate at night and destroy 99.9% of germs so it's always sanitized. Easy-to-read digital LED temperature control panel	Internal LED lights also allow for easier, more convenient access in low-light conditions	LED indicators and soft-touch operating panel	Includes two power cables: the DC power cable connects to your vehicle's 12/24-volt DC power outlet, and the AC power cable plugs into a standard household AC power	Power: 115 V/60 Hz/1 A/80 W	Freezing Ability: From 40°F to below 0°F	UL Approved - 100% CFC-Free Compressor.		8-feet AC power cord and 5-feet DC power cord and two removable wire baskets are included
	Fast freeze function rapidly cools unit to -4° F Temperature range: -4° F to 50° F Built-in smart battery that last all night for up to 12hr	Cools to between -8°F to 50°F			Small & large basket, Latched lid, Side handles	Warranty: 2 years	Variable Temperature Control - Will Operate Up To 98 Degrees From Ambient Temp. - Capable of 0 Degree Farenheit Operation		"Fast Freeze" mode rapidly cools to -8°F LED temperature display
Price	*$909.00*	$643.00	$333.34	$835.98	$699.00	$849.93	$910.00	$555.01	$431.10
Height	*12 inches and collapses to 6 inches*	21 inch	9.45 inch		21 inch	18.5 inch	20 inch		20.8 inch
Weight	*38 pounds*	62 pound	18.84 pound	78 pound	35.3 pound	48.5 pound	52.91 pound		49 pound
Width	*20 inches*	28 inch	14.17 inch		23 inch	24.8 inch	14.3 inch		26 inch
Length	*24 inches*	18.5 inch	21.26 inch		23 inch	15.51 inch	25.5 inch		18 inch

Market Traction

- We believe SST. Technologies LLC. is currently in a position to takeover the market for portable solar powered refrigeration/freezing. After extensive research, we believe we are currently the most portable, self-sustaining, and affordable product to be released into the market.

- SST. Technologies LLC. has a strong competitive edge due to the nature of the product. With the Anywhere-Fridge being lightweight, transportable, and fully functioning off of solar panels alone; it offers its customers the ability to use it in rural areas, in the wake of natural disasters, and even in countries that otherwise do not have the means to have such a product. We consider the Anywhere-Fridge a lifeline for medications as well as the day to day needs of refrigeration/freezing.

How We Will Succeed

SST-Technologies LLC has already secured a manufacturer in China to begin mass production. The demand for the Anywhere-Fridge is obvious in our initial pre-orders. We have been contacted by many entities that are interested in the product as a life sustaining item as well as Doctor's World Wide and Doctor's Without Borders.

Founder



Spencer Trotter

CEO/Founder

I have dedicated my life to the AnywhereFridge and providing something to the world that can save lives, store medication/food and is completely portable.

AND THE REST OF THE TEAM



Dale Almeida

Marketing/Sales

Registered Nurse, Crisis Intervention. Accounts Receivable. Missionary & Army community Service Mgr.



Kershaw Washington

Product & Growth

Grad US Army Sgt Major Academy. Retired Master Sgt US Army 24 yrs. Trax International Radar 17 yrs



Gregg Fetter

Logistics Support

Flight Attendant since 1984. Bachelor's Degree from Baylor University.

Interview

− COLLAPSE ALL

WF: What's new about what you're making? How is it different?

SL: What's new about what I'm making is its the first truly self-sustaining, solar powered Refrigerator/Freezer. The AnywhereFridge stands alone in its versatility, because its not only a portable solar powered refrigerator, but also collapses down to half its six for true portability anywhere.

WF: What do you understand about your business that others don't get?

SL: I believe that the AnywhereFridge is more than just another product, but a necessity for a better lifestyle. Whereas, most other people believe it is a luxury, however, its more than just a convenience but a life sustaining unit.

WF: What's your biggest risk? What keeps you up at night?

SL: My biggest concern is meeting the demands of our consumer as we anticipate the AnywhereFridge being much bigger then we can actually project. This makes me excited and anxious at the same time as we prepare ourselves to have an immediate plan of action if this happens as expected.

WF: How do you acquire customers?

SL: In today's world most marketing is completely based on social media and the internet. We will primarily be an online company that will partner with other online companies and social media. We plan it move towards entering Retail Stores as well which will come with a whole new scope of marketing.

WF: How big is the market?

SL: IT'S ENDLESS!!! Our market is the general public. In our world there are remote places located in very rural areas that the AnywhereFridge will provide refrigeration to those who otherwise would not have access to refrigeration and/or power.

WF: How will you make money?

SL: The demand is here already. We saw that is our pre-orders. The product just couldn't be made until technology caught up with what the AnywhereFridge represents. As we know, the technology is now here as well.

WF: Who are your competitors? How are you different?

SL: We have no direct competition at this time. There are products out there that are considered "portable," but they still require electricity and are heavy is most cases. Our difference is the complete portability, lightweight, and no electricity needed due the solar powered technology used. The AnywhereFridge also includes UV lights to kill 99% of germs and keep sanitized at all times.

WF: What kind of setup does the AnywhereFridge require?

SL: The Anywhere-Fridge does not require any setup at all. It is fully integrated and functional straight out of the packaging. You can simply place it where sunlight falls and it will start working and charging for overnight usage or plug it into your car or home wall socket to charge.

WF: Does it work in gloomy weather?

SL: On overcast days where there is reasonable cloud cover the power capacity can drop, but with the battery backup it could sustain a consistent supply of power in order to maintain its refrigerant.

WF: If you spill something in it will it leak out? ^

SL: No, it is completely filled within it's lines with rubber fillent on all openings; therefore, liquid will not leak, nor will the refrigerant (air) when it is operational (un-collapsed).

WF: Is the material corrosive resistant? ^

SL: The AnywhereFridge material is made of a high density PVC which is strong and weather resistant.

WF: How long will it last if it is left out under the sun during the day without any access to electricity? ^

SL: The AnywhereFridge is solar powered and charges the built in battery during the day to last all night, while still remaining fully functional all day.

WF: How long does it take for the solar panels to charge the battery and will they run the unit at the same time while charging the battery? ^

SL: Yes! The battery can be charged in approximately 2 hours while plugged into a car cigarette lighter or a standard outlet, while at the same time powering the Anywhere Fridge. The battery can be charged in approximately 7 hours by the solar panel alone. Therefore it can keep replenishing itself day after day and keep running if needed. The solar panel is also detachable to be placed in the sun light through the car window or outside of the car. It can also be stored away separately when it is not needed.

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RISKS

1 An investment in the Company (also referred to as "we", "us", "our", or "Company") involves a high degree of risk and should only be considered by those who can afford the loss of their entire investment. Furthermore, the purchase of any of the Company's Membership Interest or Non-Member Interest units should only be undertaken by persons whose financial resources are sufficient to enable them to indefinitely retain an illiquid investment. Each investor in the Company should consider all of the information provided to such potential investor regarding the Company as well as the following risk factors, in addition to the other information listed in the Company's Form C. The following risk factors are

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

SST-Technologies LLC is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$250 min INVEST

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